UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On February 12, 2008, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the year ended December  31, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, an impairment of auction rate securities and discontinued operations. Non-GAAP measures are used by some investors when assessing the performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANAD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by ANADIGICS, Inc., dated February 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: February 12, 2008

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated February 12, 2008

ANADIGICS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2007 RESULTS

Achieves Record Quarterly Net Sales of $67.6 million; up 13.5% sequentially and 39.4% From Year Ago Quarter
Achieves Full-Year Net Sales of $230.6 million; up 38.5% From Full-Year 2006
 Delivers Quarterly GAAP EPS of $0.05; Pro Forma Diluted EPS of $0.13
Delivers Full-Year GAAP EPS of $0.10; Pro Forma Diluted EPS of $0.39

WARREN, N.J., February 12, 2008—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the rapidly growing broadband wireless and wireline communications markets, reported record fourth quarter 2007 net sales of $67.6 million, an increase of 13.5% compared with net sales of $59.5 million in the prior quarter, and an increase of 39.4% compared to net sales of $48.5 million in the year ago quarter.

Net income was $2.9 million, or $0.05 per share, compared with $2.4 million, or $0.04 per share, in the prior quarter and net loss of $0.1 million, or $0.00 per share, in the year ago quarter.  Pro forma income for the fourth quarter 2007, which excludes non-cash stock compensation expense, discontinued operations and an impairment charge of $1.0 million on the company's investments in auction rate securities, was $7.8 million, or $0.13 per diluted share, compared with $6.5 million, or $0.11 per diluted share, in the prior quarter and $3.0 million, or $0.07 per diluted share, in the year ago quarter.

For the twelve months ended December 31, 2007, net sales were $230.6 million, an increase of 38.5%, compared with net sales of $166.4 million in the year ended December 31, 2006.   Net income was $6.0 million, or $0.10 per diluted share, compared with a net loss of $8.8 million, or $0.20 per share.  Pro forma income for the twelve months ended December 31, 2007, which excludes non-cash stock compensation expense, discontinued operations and an impairment charge on the company's investments in auction rate securities, was $23.1 million, or $0.39 per diluted share, compared with a pro forma income of $0.3 million, or $0.01per share, in the prior year.

“ANADIGICS momentum in 3G and WLAN/WiMAX continued to accelerate at a solid pace with sequential revenue growth in the fourth quarter of 37.9% and 19.5%, respectively.”  “We are expecting to buck seasonality in Wireless in the first quarter while working to build further market share with our top tier customers,” said Dr. Bami Bastani, President and Chief Executive Officer of ANADIGICS.  “Additionally, we continue to improve our manufacturing efficiencies and our production capacity plans continue to progress through equipment expansion in our New Jersey fab, qualifying external foundries and building our next fab in China.”

As of December 31, 2007 cash and short and long-term marketable securities totaled $176.8 million compared with $176.4 million at September 29, 2007.

“We demonstrated continuous improvements in our manufacturing operation leading to higher than anticipated gross margins in the fourth quarter,” said Tom Shields, Executive Vice President and Chief Financial Officer.  “However, in the first quarter, we are expecting an unfavorable product mix shift related to lower revenue from cable infrastructure and increased investments in manufacturing, which will lower gross margins from the fourth quarter.  We believe this shift is temporary, and therefore, we expect that we are better positioned to resume quarterly gross margin expansion in the second quarter.”

Outlook for the First Quarter 2008

Net sales for the first quarter 2008 are expected to be unaffected by the typical industry seasonality and are estimated to be in the range of $68.0 million to $70.0 million, led by expected growth in wireless and WLAN.  Net sales at this level would represent an approximate 37% to 41% increase on a comparable basis with first quarter 2007.  Net income per share on a GAAP basis for the first quarter 2008 is expected to approximate $0.02 to $0.03.   Pro forma diluted earnings per share, excluding non-cash stock compensation expense, are expected in the range of approximately $0.09 to $0.11, due to increased funding for manufacturing production in our New Jersey fab to meet customer demand, increased R&D investments and lower revenue in cable infrastructure, compared with the fourth quarter 2007.  However, cable infrastructure may resume growth in the second quarter as customer orders and customer forecasts for the second quarter are stronger than in the first quarter.  The net income and pro forma diluted earnings per share are based upon an estimated diluted weighted average outstanding common share count of 61.5 million.

The statements regarding outlook are forward looking and actual results may differ materially. Please see safe harbor statement at the end of the press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, an impairment of auction rate securities and discontinued operations. Non-GAAP measures are used by some investors when assessing the performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANAD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 388-5895 (available until February 19).

Recent Highlights

November 27, 2007 - ANADIGICS Selects Rochester Electronics as Distributor for Obsolete Products

November 16, 2007 – New Jersey Technology Council Names ANADIGICS its “Electronics Company of the Year”

# # #
About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the rapidly growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended		Twelve months ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Net sales	$67,569	$48,456	$230,556	$166,442
Cost of sales	44,131	32,407	151,768	116,211
Gross profit	23,438	16,049	78,788	50,231
Research and development expenses	13,230	9,714	46,539	35,054
Selling and administrative expenses	8,109	6,579	30,171	23,660
Operating income (loss)	2,099	(244)	2,078	(8,483)
Interest income	2,259	1,360	8,035	5,433
Interest expense	(591)	(956)	(2,463)	(4,816)
Other expense	(907)	(25)	(734)	(4)
Income (loss) from continuing operations	2,860	135	6,916	(7,870)
Loss from discontinued operations (1)	-	(249)	(965)	(980)
Net income (loss)	$2,860	$(114)	$5,951	$(8,850)

Basic earnings (loss) per share
Income (loss) from continuing operations	$0.05	$-	$0.13	$(0.18)
Loss from discontinued operations (1)	$-	$-	$(0.02)	$(0.02)
Net income (loss)	$0.05	$-	$0.11	$(0.20)

Diluted earnings (loss) per share
Income (loss) from continuing operations	$0.05	$-	$0.12	$(0.18)
Loss from discontinued operations (1)	$-	$-	$(0.02)	$(0.02)
Net income (loss)	$0.05	$-	$0.10	$(0.20)

Basic shares outstanding	58,414	45,649	55,189	43,814
Basic & dilutive shares outstanding	60,802	45,649	58,621	43,814

Unaudited Reconciliation of GAAP to Pro Forma Non-GAAP Financial Measures

GAAP net income (loss)	$2,860	$(114)	$5,951	$(8,850)
Stock compensation expense in continuing operations
Cost of sales	922	637	3,409	1,777
Research and development	1,517	1,129	5,855	3,271
Selling and administrative	1,564	1,078	6,012	3,121
Auction rate securities impairment	957	-	957	-
Loss from discontinued operations (1)	-	249	965	980
Pro forma net income	$7,820	$2,979	$23,149	$299

Pro forma earnings per share *
Basic	$0.13	$0.07	$0.42	$0.01
Diluted	$0.13	$0.07	$0.39	$0.01

(*) Calculated using related GAAP shares outstanding

(1) The loss from discontinued operations reflects the divestiture of Telcom Devices, Inc., effective April 2, 2007.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands, unaudited)

	December 31, 2007	December 31, 2006
Assets

Current assets:
Cash and cash equivalents	$57,786	$13,706
Marketable securities	103,778	60,892
Accounts receivable	45,664	26,707
Inventory	23,989	20,219
Prepaid expenses and other current assets	3,277	2,114
Assets of discontinued operations (1)	-	1,429
Total current assets	234,494	125,067

Marketable securities	15,248	8,884
Plant and equipment, net	76,129	41,259
Goodwill and other intangibles, net of amortization	6,524	5,929
Other assets	1,066	1,463
	$333,461	$182,602

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$34,184	$17,879
Accrued liabilities	7,928	5,588
Capital lease obligations	-	312
Liabilities of discontinued operations (1)	-	252
Total current liabilities	42,112	24,031

Other long-term liabilities	3,243	3,348
Long-term debt	38,000	38,000
Long-term capital lease obligations	-	1,463

Total Stockholders’ equity	250,106	115,760
	$333,461	$182,602

(1) The Company disposed of the assets of its subsidiary, Telcom Devices, Inc., on April 2, 2007.